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Exhibit 99.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the TEAM America, Inc. (the "Company"), Annual Report on Form 10-K for the period ended December 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, S. Cash Nickerson, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

         (1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:             March 28, 2003           By:   /s/  S. Cash Nickerson
         -------------------------------      -------------------------------
                                                      S. Cash Nickerson
                                                      Chief Executive Officer


The signed original of this written statement required by Section 906 has been provided to Team America, Inc. and will be retained by Team America and furnished to the Securities and Exchange Commission or its Staff upon request.